SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934


              Date of Report (Date of earliest event reported):
                               March 17, 1995


                                PAYCHEX, INC.
           (Exact name of Registrant as specified in its charter)



  Delaware                      0-11330                    16-1123166
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(State or other               (Commission                  I.R.S. Employer
jurisdiction                   File No.                    Identification
of incorporation                                           No.



911 Panorama Trail South        Rochester, New York           14625
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              (Address of Principal Executive Offices Zip Code




Registrant's telephone number, including area code:  (716) 385-6666
                                                      -------------


                               N/A
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        (Former name or former address, if changed, since last report


ITEM 5. OTHER EVENTS

     On March 17, 1995, Paychex, Inc., ("Paychex"), Paychex Merger Corp., a wholly-owned subsidiary of Paychex, and Pay-Fone Systems, Inc. a California corporation, entered into an Agreement and Plan of Merger whereby Pay-Fone will merge with Paychex in a transaction for Paychex common stock valued at $10,475,000. Based upon shares of Pay-Fone currently outstanding and options currently exercisable, this would be equivalent to $6.51 per Pay-Fone share. This valuation is subject to certain adjustments and limitations set forth in the Merger Agreement.

     Pay-Fone provides payroll and tax preparation services to approximately 3,500 clients through five offices in California. Its revenues for the fiscal year ended June 30, 1994 were $4,460,000. Paychex, which serves over 200,000 small-to-medium sized companies nationwide, had revenues for its fiscal year ended May 31, 1994 of $224,000,000.

     Pay-Fone common shares are listed on the American Stock Exchange under the symbol "PYF."

     The consummation of the transaction is subject to numerous conditions and is not expected to occur, if at all, for several months.

Item 7.  Financial Statements and Exhibits

     Since the transaction does not involve the acquisition of a significant amount of assets, no financial statements of Pay-Fone are filed. Such statements, however, are available at the Securities Exchange Commission in 10-K and 10-Q filings by Pay-Fone(1934 Act File No.2-69590).


	SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 22, 1995


                    PAYCHEX, INC.



                    By:   /s/ G. Thomas Clark
                          -------------------------------
                          G. Thomas Clark, Vice President
                                   of Finance
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